Synergies for success Golden Telecom and Comincom/Combellga Alexander Vinogradov, President and CEO, Golden Telecom December 5, 2003

Golden Telecom: our strategy To be the leading facilities-based alternative voice, data and Internet services company in Russia and key markets in the CIS Pursue consolidation opportunities Increase market share by offering bundled voice and data services Extend leading position in data and Internet markets Reduce operating costs and satisfy capacity needs through network planning Focus operating activities and capex in major metropolitan areas Selective acquisitions to improve and expand our service offerings and maintain operational control Unified service platform to offer turnkey solution of the full range of services - a one-stop shop Increasing the number of access points to satisfy ever-growing demand for data and Internet services Owning our local exchange and customer access networks Selective investment in fiber optic cables on high capacity routes to reduce costs and meet increases in demand Focus on cities with strong local economies and on businesses that complement our current operations

Acquisition of Comincom/Combellga Growth by Acquisition Together, Golden Telecom and Comincom are by far the largest alternative operator on the Russian market 100% of Comincom acquired from Telenor in exchange for a 19.5% stake in Golden Telecom and a seat on the Board of Directors Russian alternative operators' 2002 market share Source: J'son and partners "Telecom Market Watch"

Financial Comparison $ million Six months ended June 30, 2003 Revenue 159.1 Operating income 34.6 Net income 24.7 Capital expenditures 27.8 End period As of June 30, 2003 Total Assets 449.6 Total Liabilities 107.0 $ million Six months ended June 30, 2003 Revenue 49.3 Operating income 10.0 Net income 5.0 Capital expenditures 14.7 End period As of June 30, 2003 Total Assets 176.1 Total Liabilities 42.5 Golden Telecom OAO Comincom US GAAP, unaudited

Rationale Better Client Service: Two networks means increased redundancy Wider network footprint means we can connect clients faster Increased profitability through cost synergies

Cost Synergies Network Operations Product and Service development IT systems and infrastructure Purchasing and Corporate Overhead Corporate Overhead One central team to manage the network Eliminate duplication in the design and pricing of services New software and technology can be applied over a wider client base Increasing scale gives us better bargaining power with suppliers Eliminate duplications in head office and finance departments

Comincom/Combellga overview More than 12 years of operating history No. 3 alternative operator in Moscow market (12% market share) Strong customer base (corporates, hotels, SMEs) In Moscow, over 1,700km of fibre optic cable network and over 1,300km of copper cable network Extensive regional presence- points of presence across more than 30 regions in Russia Key highlights 2002 consolidated revenues by type Local 0.36 DLD and ILD 0.33 Data and Internet 0.1 Connection 0.03 Leased lines 0.03 Sale and rent of equipment 0.03 Other 0.11 Local 36% Domestic and International Long Distance 33% Data and Internet 10% Connection 3% Leased lines 3% Sale and rent of equipment 3% Other 11%

How Combellga complements Golden Telecom Combellga has better representation amongst European clients, while Golden Telecom has historically done better with American ones Combellga has a better brand recognition amongst smaller businesses and residential. Golden Telecom is the clear leader for large business centers Golden Telecom Combellga/ Comincom Almaty Arkhangelsk Vladivostok Volgograd Voronezh Ekaterinburg Irkutsk Kiev Krasnodar Nizhny Novgorod Novokuznetsk Novosibirsk St Petersburg Samara Syktyvkar Tyumen Ufa Khabarovsk Novorossisk Orel Saratov Client base Regional offices

Shareholder structure Pre-transaction Post-transaction

Combination process McKinsey and Co hired to advise on the operational integration process Integration committee to produce strategy and integration plan by 30 January Board of Directors of Comincom and Combellga is already the same as Sovintel's. Senior management appointed.

Significant milestones 2004 November January December Deal announced August 20 Golden Telecom shareholder vote November 28 Deal closed December 1 New Comincom and Combellga board appointed December 1 Creation of Integration Committee Integration Committee to report on strategy by January 30 McKinsey hired to advise on operational integration process Comincom consolidated from December 1 August 2003

Important statements About Golden Telecom (www.goldentelecom.com) Golden Telecom, Inc., NASDAQ: "GLDN" is a leading facilities-based provider of integrated telecommunications and Internet services in major population centers throughout Russia and other countries of the CIS. The Company offers voice, data and Internet services to corporations, operators and consumers using its metropolitan overlay networks in major cities including Moscow, Kiev, St. Petersburg, Nizhny Novgorod and Krasnoyarsk and via intercity fiber optic and satellite-based networks - including 150 combined access points in Russia and other countries of the CIS. The Company offers mobile services in Kiev and Odessa. Certain statements contained in this presentation as described above or made during the meeting concerning management's intentions, expectations or predictions are forward looking statements. Such statements include the expected benefits of the integration of Comincom/Combellga into our operations, including better client services and increased profitability. It is important to note that GTI's actual results may differ materially from those projected in such forward looking statements. Factors that may cause the anticipated results not to occur include our ability to successfully integrate Comincom/Combellga into our operations in the manner we anticipate, our ability to retain the customers of Comincom and Combellga, political, economic and regulatory developments in Russia, Ukraine and Kazakhstan, and increasing competition that may limit growth opportunities. All forward looking statements are made as of December 5, 2003 and GTI disclaims any duty to update such statements. Additional information concerning the factors that could cause actual results to differ materially from those projected in the forward looking statements is contained in the GTI's annual report on Form 10-K for the year ended December 31, 2002, quarterly reports on Form 10-Q, and current reports on Form 8-K filed in 2003 with the U.S. Securities and Exchange Commission ("SEC") and other filings with the SEC made in 2003. Copies of these filings may be obtained by contacting GTI or the SEC.